UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 15, 2017
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment to the Current Report on Form 8-K filed by Xerium Technologies, Inc. (the “Company”) on June 16, 2017 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2017 Annual Meeting of Stockholders held on June 15, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory stockholder votes on the compensation of the Company’s named executive officers (the “Say-on-Pay Votes”). No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
(d) As previously disclosed in the Original 8-K, at the 2017 Annual Meeting, the Company’s stockholders approved, on an advisory basis, holding future Say-on-Pay Votes every year. In light of this vote, which was consistent with the recommendation of the Company’s Board of Directors, the Company confirms that it will hold future Say-on-Pay Votes every year until the next advisory stockholder vote on this matter. The Company is required to hold a vote on the frequency of Say-on-Pay Votes at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Phillip Kennedy
Name:	Phillip Kennedy
Title:	Vice President, Secretary and General Counsel

Date:  August 4, 2017